  As filed with the Securities and Exchange Commission on September 21, 2001
                                                           Registration No. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington,  D.C. 20549
                            _______________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                            _______________________

                       CATELLUS DEVELOPMENT CORPORATION
            (Exact name of registrant as specified in its charter)

                    Delaware                                    94-2953477
          (State or other jurisdiction of                    (I.R.S. Employer
          incorporation or organization)                     Identification No.)

                       201 Mission Street, Second Floor
                        San Francisco, California 94105
                                (415) 974-4500
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            _______________________

         CATELLUS DEVELOPMENT CORPORATION 2000 PERFORMANCE AWARD PLAN
                           (Full title of the plan)
                            _______________________

                               Dean Myatt, Esq.
                Director and Counsel, Corporate Legal Services
                       Catellus Development Corporation
                       201 Mission Street, Second Floor
                        San Francisco, California 94105
                                (415) 974-4500
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                            _______________________
                                  Copies to:

                            Brian Cartwright, Esq.
                               Latham & Watkins
                        633 West 5th Street, Suite 4000
                         Los Angeles, California 90071
                                (213) 485-1234

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                          Proposed maximum        Proposed maximum
 Title of each class of securities to    Amount to be     offering price per      aggregate offering
            be registered                registered(1)         share(2)                  price(3)        Amount of registration fee
------------------------------------------------------------------------------------------------------------------------------------
 Common Stock, par value $0.01 per
 share.................................   5,750,000       See note 2 below          $85,838,876                 $21,460
====================================================================================================================================

(1) The Catellus Development Corporation 2000 Performance Award Plan (the "Plan") authorizes the issuance of a maximum of 5,750,000 shares of common stock of Catellus Development Corporation ( "Catellus"). The registered shares are comprised of (A) 2,808 shares issuable at an exercise price of $11.869 pursuant to options outstanding under the Plan, (B) 64 shares issuable at an exercise price of $11.981 pursuant to options outstanding under the Plan, (C) 20,000 shares issuable at an exercise price of $13.375 pursuant to options outstanding under the Plan, (D) 3,328,000 shares issuable at an exercise price of $13.50 pursuant to options outstanding under the Plan, (E) 2,462 shares issuable at an exercise price of $14.625 pursuant to options outstanding under the Plan, (F) 11,828 shares issuable at an exercise price of $15.525 pursuant to options outstanding under the Plan, (G) 50,000 shares issuable at an exercise price of $16.25 pursuant to options outstanding under the Plan, (H) 50,000 shares issuable at an exercise price of $17.05 pursuant to options outstanding under the Plan, (I) 459,734 shares issuable at an exercise price of $17.75 pursuant to options outstanding under the Plan, (J) 20,000 shares issuable at an exercise price of $17.85 pursuant to options outstanding under the Plan, (K) 3,000 shares issuable at an exercise price of $17.90 pursuant to options outstanding under the Plan, (L) 10,000 shares issuable at an exercise price of $18.25 pursuant to options outstanding under the Plan, (M) 5,000 shares issuable at an exercise price of $18.58 pursuant to options outstanding under the Plan,
    (N) 25,000 shares issuable at an exercise price of $18.75 pursuant to options outstanding under the Plan, and (O) 1,762,104 shares that are not yet subject to outstanding options under the Plan. Pursuant to Rule 416 under the Securities Act of 1933, as amended, the amount registered hereunder includes an indeterminate number of shares of Catellus's common stock that may be issued in accordance with the provisions of the Plan in the event of any change in the outstanding shares of Catellus's common stock, including a stock dividend or stock split.
(2) The Proposed Maximum Offering Price Per Share is based upon (A) the exercise price per share ($11.869) of outstanding options for 2,808 shares, (B) the exercise price per share ($11.981) of outstanding options for 64 shares, (C) the exercise price per share ($13.375) of outstanding options for 20,000
    shares,      (D) the exercise price per share ($13.50) of outstanding
    options for 3,328,000 shares, (E) the exercise price per share ($14.625) of outstanding options for 2,462 shares, (F) the exercise price per share ($15.525) of outstanding options for 11,828 shares, (G) the exercise price per share ($16.25) of outstanding options for 50,000 shares, (H) the exercise price per share ($17.05) of outstanding options for 50,000 shares,
    (I) the exercise price per share ($17.75) of outstanding options for 459,734 shares, (J) the exercise price per share ($17.85) of outstanding options for 20,000 shares, (K) the exercise price per share ($17.90) of outstanding options for 3,000 shares, (L) the exercise price per share ($18.25) of outstanding options for 10,000 shares, (M) the exercise price per share ($18.58) of outstanding options for 5,000 shares, (N) the exercise price per share ($18.75) of outstanding options for 25,000 shares, and (O) for the remaining shares, the average of the high and low trading prices ($16.69) of Catellus' common stock as reported on the New York Stock Exchange on September 20, 2001, pursuant to Rule 457(h) of the Securities Act.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

          The following documents, which have been filed with the Securities and Exchange Commission pursuant to Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in, and shall be deemed to be a part of, this Registration Statement:

          (a) Catellus' Annual Report on Form 10-K for the year ended December 31, 2000;

          (b) Catellus' Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

          (c) Catellus' Quarterly Report on Form 10-Q for the quarter ended June 30, 2001;

          (d) The description of Catellus' common stock and the Plan contained in Catellus' Proxy Statement for the 2000 Annual Meeting of Stockholders.

          (e) The description of Catellus' common stock, par value $.01 per share (the "Common Stock") contained in its Registration Statement on Form 10 (Commission File Number 0-18694) filed under the Securities Exchange Act of 1934, as amended.

          All documents filed by Catellus pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold are incorporated by reference in this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 4.    Description of Securities.

          The Common Stock is registered pursuant to Section 12 of the Exchange Act, and, therefore, the description of securities is incorporated by reference pursuant to Item 3 herein.

Item 5.    Interests of Named Experts and Counsel.

          Not Applicable.

Item 6.    Indemnification of Directors and Officers.

          Section 145 of the Delaware General Corporation Law provides in general that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any suit or proceeding because such person is or was a director, officer, employee or agent of the corporation he or she was serving, at the request of the corporation, as a director, officer, employee or agent of another corporation, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity, but only for expenses (including attorneys' fees) actually and reasonably incurred, may be provided in connection with an action or suit by or in the right of a corporation, provided that such person acted in good faith and in a manner such person believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim as to which such person has been adjudged to be liable to the corporation unless and only to the extent that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Catellus' By-laws include an indemnification provision consistent with the foregoing.

     Section 102(b)(7) of the Delaware General Corporation Law provides generally that a corporation may include a provision in its certificate of incorporation which eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. Catellus has included provisions of the foregoing type in Article 5 of its Certificate of Incorporation.

     Catellus maintains directors and officers liability insurance coverage for its directors and officers providing coverage for damages, judgments, settlements, defense costs, charges and expenses incurred by reason of any actual or alleged breach of duty, error, misstatement, misleading statement or omission done or made in their capacities as directors and/or officers of Catellus.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

       + 4.1   Catellus Development Corporation 2000 Performance Award Plan

       + 5.1   Opinion of Latham & Watkins

       + 23.1  Consent of PricewaterhouseCoopers LLP

       + 23.2  Consent of Latham & Watkins (included in Exhibit 5.1)

       + 24.1   Power of Attorney

_______________
+      Filed herewith.

Item 9.  Undertakings.

       The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on September 20, 2001.

                              CATELLUS DEVELOPMENT CORPORATION


                              By: /s/ Nelson C. Rising
                                 -----------------------------------
                                  Name:  Nelson C. Rising
                                  Title: Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

             Signature                                  Title                                Date
             ---------                                  -----                                ----
/s/ Nelson C. Rising                    Chief Executive Officer and Board Chair        September 18, 2001
------------------------------------    (principal executive officer)
Nelson C. Rising

/s/ C. William Hosler                   Senior Vice President and Chief Financial      September 20, 2001
------------------------------------    Officer (principal financial officer)
C. William Hosler

/s/ Paul A. Lockie                      Vice President and Controller                  September 20, 2001
------------------------------------
Paul A. Lockie

  *                                     Director                                       September 20, 2001
------------------------------------
Joseph F. Alibrandi

  *                                     Director                                       September 20, 2001
------------------------------------
Stephen F. Bollenbach

  *
------------------------------------    Director                    September 20, 2001
Daryl J. Carter

  *
------------------------------------    Director                    September 20, 2000
Richard D. Farman

  *
------------------------------------    Director                    September 20, 2001
Christine Garvey

  *
------------------------------------    Director                    September 20, 2001
William M. Kahane

  *
------------------------------------    Director                    September 20, 2001
Leslie D. Michelson

  *
------------------------------------    Director                    September 20, 2001
Deanna W. Oppenheimer

  *
------------------------------------    Director                    September 20, 2001
Thomas M. Steinberg

  *
------------------------------------    Director                    September 20, 2001
Cora M. Tellez

* This Registration Statement has been duly signed by the undersigned as attorney-in-fact on behalf of each person so indicated pursuant to a power-of-attorney duly executed by each such person.

                                                  /s/ Paul A. Lockie
                                                  -------------------------
                                                  Paul A. Lockie

                               INDEX TO EXHIBITS

    NUMBERED
    EXHIBIT                               DESCRIPTION
----------------   -------------------------------------------------------------

           + 4.1   Catellus Development Corporation 2000 Performance Award Plan
           + 5.1   Opinion of Latham & Watkins
          + 23.1   Consent of PricewaterhouseCoopers LLP
          + 23.2   Consent of Latham & Watkins (included in Exhibit 5.1)
          + 24.1   Powers of Attorney

______________________
+ Filed herewith.